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                                                                     EXHIBIT 1.1

                         BA RESIDENTIAL SECURITIES, INC.

                              $[_________________]

                       Mortgage Pass-Through Certificates,
                                  Series 200 -

                                           , 200

                             UNDERWRITING AGREEMENT

Banc of America Securities LLC
Bank of America Corporate Center
100 North Tryon Street
Charlotte, North Carolina 28255

Ladies and Gentlemen:

     SECTION 1. Introductory. BA Residential Securities, Inc., a Delaware corporation (the "Company"), proposes to sell to Banc of America Securities LLC (the "Underwriter"), $ principal amount of its Mortgage Pass-Through Certificates identified in Schedule I hereto (the "Offered Certificates") having the aggregate initial Class Certificate Balances set forth in Schedule I (subject to an upward or downward variance, not to exceed 5%, of the precise initial Class Certificate Balance within such range to be determined by the Company in its sole discretion). The Offered Certificates, together with three classes of subordinate certificates (the "Non-Offered Certificates") are collectively referred to herein as the "Certificates" and evidence the entire ownership interest in the assets of a trust estate (the "Trust Estate") consisting primarily fixed interest rate mortgage loans having original terms to maturity of not more than months, as described in Schedule I (the "Mortgage Loans") to be acquired by the Company pursuant to a mortgage loan purchase
agreement (the "Mortgage Loan Purchase Agreement"), dated     , 200 , between
the Company and           , a          (" "). As of the close of business on the
date specified in Schedule I as the cut-off date (the "Cut-Off Date"), the Mortgage Loans will have the aggregate principal balance set forth in Schedule
I. This Underwriting Agreement shall hereinafter be referred to as the "Agreement." An election will be made to treat the assets of the Trust Estate as a real estate mortgage investment conduit (the "REMIC"). The Certificates are to
be issued pursuant to a pooling and servicing agreement, dated     , 200 (the
"Pooling Agreement"), among the Company, as depositor, Bank of America, N.A., as
servicer (the "Servicer"), and            , as trustee (the "Trustee"). The
Offered Certificates will be issued in the denominations specified in Schedule
I. The Pooling Agreement, this Agreement, the Mortgage Loan Purchase Agreement
and the purchase agreement, to be dated     , 200 , among Banc of America
Securities LLC, as Purchaser, the Company and the Servicer (the "Purchase Agreement") are collectively referred to herein as the "Basic Documents."

     Capitalized terms used herein that are not otherwise defined herein have the meanings assigned thereto in the Pooling Agreement.

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     SECTION 2.  Representations and Warranties of the Company. The Company
represents and warrants to the Underwriter as follows:

          (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (the file number of which is set forth in Schedule I hereto), which has become effective, for the registration under the Securities Act of 1933, as amended, (the "Act") of the Offered Certificates. Such registration statement, as amended to the date of this Agreement, meets the requirements set forth in Rule 415(a)(1) under the Act and complies in all other material respects with said Rule. The Company proposes to file with the Commission pursuant to Rule 424 under the Act a supplement to the form of prospectus included in such registration statement relating to the Offered Certificates and the plan of distribution thereof and has previously advised the Underwriter of all further information (financial and other) with respect to the Company to be set forth therein. Such registration statement, including the exhibits thereto, as amended to the date of this Agreement, is hereinafter called the "Registration Statement"; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the "Basic Prospectus"; and such supplement to the Basic Prospectus, in the form in which it shall be filed with the Commission pursuant to Rule 424, is hereinafter called the "Prospectus Supplement" and, collectively with the Basic Prospectus, the "Final Prospectus." Any reference herein to the Registration Statement, the Basic Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the date of this Agreement, or the issue date of the Basic Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Basic Prospectus or the Final Prospectus, as the case may be, and deemed to be incorporated therein by reference.

          (b) As of the date hereof, when the Final Prospectus is first filed pursuant to Rule 424 under the Act, when, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), when any supplement to the Final Prospectus is filed with the Commission and at the Closing Date, (i) the Registration Statement, as amended as of any such time, and the Final Prospectus, as amended or supplemented as of any such time, will comply in all material respects with the Act and the respective rules thereunder, (ii) the Registration Statement, as amended as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (iii) the Final Prospectus, as amended or supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or

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     warranties as to (A) the information contained in or omitted from the
     Registration Statement or the Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter specifically for use in connection with the preparation of the Registration Statement or the Final Prospectus or (B) the Current Report (as defined in
     Section 5(b) below), or any amendment thereof or supplement thereto, incorporated by reference in the Registration Statement or the Final Prospectus (or any amendment thereof or supplement thereto).

          (c) The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware and has corporate and other power and authority to own its properties and conduct its business, as now conducted by it, and to enter into and perform its obligations under this Agreement and the other Basic Documents to which it is a party.

          (d) The Company is not aware of (i) any request by the Commission for any further amendment of the Registration Statement or the Basic Prospectus or for any additional information or (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement.

          (e) This Agreement has been duly authorized, executed and delivered by the Company, and each of the other Basic Documents to which the Company is a party, when delivered by the Company, will have been duly authorized, executed and delivered by the Company, and will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium, receivership and similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law), and except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy.

     SECTION 3. Purchase, Sale and Delivery of Offered Certificates. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, the principal amount of Offered Certificates at a purchase price set forth in Schedule I hereto.

     The Company will deliver the Offered Certificates to the Underwriter, against payment of the purchase price therefor in same day funds wired to such bank as may be designated by the Company, or by such other manner of payment as may be agreed upon by the Company and the Underwriter, at the offices of Cadwalader, Wickersham & Taft, New York, New York at 10:00 A.M., Eastern time,
on     , 200 or at such other place or time not later than seven full business days thereafter as the Underwriter and the Company determine, such time being referred to herein as the "Closing Date."

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     The Offered Certificates so to be delivered will be in such denominations and registered in such names as the Underwriter requests two full business days prior to the Closing Date and will be made available at the office of Banc of America Securities LLC, Charlotte, North Carolina or, upon the Underwriter's request, through the facilities of The Depository Trust Company.

     SECTION 4. Offering by the Underwriter. It is understood that the Underwriter proposes to offer the Offered Certificates subject to this Agreement for sale to the public (which may include selected dealers) on the terms as set forth in the Final Prospectus.

     SECTION 5. Covenants of the Company. The Company hereby covenants and agrees with the Underwriter that:

          (a) Prior to the termination of the offering of the Offered Certificates, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus) to the Basic Prospectus unless the Company has furnished the Underwriter a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Underwriter reasonably objects. Subject to the foregoing sentence, the Company will cause the Final Prospectus to be filed with the Commission pursuant to Rule 424. The Company will advise the Underwriter promptly (i) when the Final Prospectus shall have been filed with the Commission pursuant to Rule 424, (ii) when any amendment to the Registration Statement relating to the Offered Certificates shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) The Company will use its best efforts to cause any Computational Materials, Collateral Term Sheets and ABS Term Sheets (each as defined in Section 11 below) with respect to the Offered Certificates which are delivered by the Underwriter to the Company pursuant to Section 11 to be filed with the Commission on a Current Report on Form 8-K (the "Current Report") pursuant to Rule 13a-11 under the Exchange Act not later than the business day immediately following the day on which such Computational Materials, Collateral Term Sheets or ABS Term Sheets are delivered to counsel for the Company by the Underwriter as provided in
     Section 11, and will promptly advise the Underwriter when such Current Report has been so filed. Such Current Report shall be incorporated by reference in the Final Prospectus and the Registration Statement. Notwithstanding the two preceding sentences, the Company shall have no obligation to file materials provided by the Underwriter pursuant to
     Section 11 which, in the reasonable determination of the Company after making reasonable efforts to consult with the Underwriter, are not required to be filed pursuant to the No-Action Letters (as defined

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     in Section 11 below), or which contain erroneous information or contain any untrue statement of a material fact or which, when read in conjunction with the Final Prospectus, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood, however, that the Company shall have no obligation to review or pass upon the accuracy or adequacy of, or to correct, any Computational Materials, Collateral Term Sheets or ABS Term Sheets provided by the Underwriter to the Company pursuant to Section 11 hereof.

          (c) If, at any time when a prospectus relating to the Offered Certificates is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and will use its best efforts to cause any required post-effective amendment to the Registration Statement containing such amendment to be made effective as soon as possible; provided, however, that the Company will not be required to file any such amendment or supplement with respect to any Computational Materials incorporated by reference in the Final Prospectus other than any amendments or supplements of such Computational Materials that are furnished to the Company pursuant to
     Section 11(d) hereof which the Company determines to file in accordance therewith.

          (d) The Company will furnish to the Underwriter and counsel for the Underwriter, without charge, executed copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by the Underwriter or dealer may be required by the Act, as many copies of the Final Prospectus and any amendments thereof and supplements thereto (other than exhibits to the related Current Report) as the Underwriter may reasonably request. The Company will pay the expenses of printing all documents relating to the initial offering, provided that any additional expenses incurred in connection with the requirement of delivery of a market-making prospectus will be borne by the Underwriter.

          (e) The Company will furnish such information as may be required and otherwise cooperate in qualifying the Offered Certificates for sale under the laws of such jurisdictions as the Underwriter may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Offered Certificates; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

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     SECTION 6.  Conditions to the Obligations of the Underwriter. The
obligation of the Underwriter to purchase the Offered Certificates shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a)    The Underwriter shall have received from          (i) a letter,
     dated the date hereof, confirming that they are independent public accountants within the meaning of the Act and the rules and regulations of the Commission promulgated thereunder and otherwise in form and substance reasonably satisfactory to the Underwriter and counsel to the Underwriter and (ii) if requested by the Underwriter, a letter dated the Closing Date, updating the letter referred to in clause (i) above, in form and substance reasonably satisfactory to the Underwriter and counsel for the Underwriter.

          (b) All actions required to be taken and all filings required to be made by the Company under the Act prior to the sale of the Offered Certificates shall have been duly taken and made. At and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of the Company or the Underwriter, shall have been contemplated by the Commission.

          (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or the Servicer which, in the reasonable judgment of the Underwriter, materially impairs the investment quality of the Offered Certificates; (ii) any downgrading in the rating of the securities of the Company by any "nationally recognized statistical rating organization" (as such term is defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (iv) any banking moratorium declared by federal, North Carolina or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the reasonable judgment of the Underwriter, the effects of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Offered Certificates.

          (d) The Underwriter shall have received a certificate dated the Closing Date of an executive officer of the Company in which such officer shall state that, to the best

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     of such officer's knowledge after reasonable inspection, (i) the representations and warranties of the Company contained in the Basic Documents are true and correct with the same force and effect as if made on the Closing Date and (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

          (e) The Underwriter shall have received an opinion of counsel for the Company, which may be an opinion of in-house counsel to the Company, to the effect that:

                 (i) The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the state of Delaware;

                 (ii) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Basic Documents;

                 (iii) The execution and delivery by the Company of, and the performance of the Company under, the Basic Documents have been duly authorized by all necessary corporate action of the Company;

                 (iv) Each of the Basic Documents has been duly executed and delivered by the Company;

                 (v) To the best of such counsel's knowledge and information, the execution and delivery of the Basic Documents and the consummation of the transactions contemplated therein will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument, agreement or document to which the Company is a party or by which it may be bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company, or any law, administrative regulation or administrative or court decree applicable to the Company; and

                 (vi) To the best of such counsel's knowledge, there is (A) no legal or governmental proceeding pending or threatened to which the Company is a party or to which any of the properties of the Company is subject that is required to be described in the Registration Statement or the Prospectus and is not so described and (B) no material contract or document that is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not so described or filed as required.

          (f) The Underwriter shall have received a certificate of an executive officer of the Servicer, dated as of the Closing Date, to the effect that, to the best of such officer's knowledge, such officer has reviewed the Final Prospectus as amended or supplemented to the Closing Date and nothing has come to such officer's attention that would lead such

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     officer to believe that the Final Prospectus as amended or supplemented, insofar as it relates to the Servicer, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (g) The Underwriter shall have received an opinion of counsel for the Servicer, which may be an opinion of in-house counsel to the Servicer, to the effect that:

                 (i) The Servicer is duly organized and validly existing as a national banking association in good standing under the federal laws of the United States and has the requisite power and authority, corporate or other, to own its own properties and conduct its own business, as presently conducted by it, and to enter into and perform its obligations under the Basic Documents to which it is a party and the Certificates;

                 (ii) Each of the Basic Documents to which the Servicer is a party has been duly and validly authorized, executed and delivered by such party;

                 (iii) No consent, approval, authorization or order of the State of North Carolina or federal court or governmental agency or body is required under the statutes, rules and regulations specifically regulating (as opposed to those of general application which may apply to) national banking associations and which are administered by federal or North Carolina bank regulatory authorities ("Applicable North Carolina or Federal Law") for the consummation by the Servicer of the transactions contemplated by the terms of the Basic Documents to which the Servicer is a party, except for those consents, approvals, authorizations or orders which previously have been obtained;

                 (iv) The consummation of the transactions contemplated by, and the performance by the Servicer of any other of the terms of, the Basic Documents to which it is a party, will not result in a breach of any term or provision of the charter or by-laws of the Servicer or, to the best of such counsel's knowledge, conflict with, result in a breach, violation or acceleration of, or constitute a default under, the terms of any material indenture or other material agreement or instrument to which the Servicer is a party or by which it is bound or any order of any State of North Carolina or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Servicer or any Applicable North Carolina or Federal Law; and

                 (v) To the best of such counsel's knowledge, there are no actions, proceedings or investigations pending or threatened before any court, administrative agency or other tribunal (A) asserting the invalidity of the Basic Documents to which the Servicer is a party or the Certificates or (B) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by the Basic Documents to which the Servicer is a party, which might materially and adversely affect the performance by the

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          Servicer of its obligations under, or the validity or enforceability of, the Basic Documents or the Certificates.

          (h) The Underwriter shall have received an opinion of Cadwalader, Wickersham & Taft, special counsel to the Company, which opinion may rely on, and assume the accuracy of, the opinion described in paragraph (e) above, dated the Closing Date, to the effect that:

                 (i) The Offered Certificates have been duly authorized by all necessary corporate action of the Company and, when executed, authenticated and delivered in the manner contemplated by the Pooling Agreement and paid for pursuant to this Agreement, will be validly issued and outstanding, and entitled to the benefits provided by the Pooling Agreement;

                 (ii)   The Mortgage Loan Purchase Agreement constitutes the
          valid, legal and binding agreement of         and the Company,
          enforceable against and the Company in accordance with its terms, subject to certain qualifications;

                 (iii) Assuming that the Pooling Agreement and this Agreement have been duly authorized, executed and delivered by the other parties thereto, the Pooling Agreement and this Agreement constitute the valid, legal and binding agreements of the Company and the Servicer, enforceable against the Company and the Servicer in accordance with their terms, subject to certain qualifications;

                 (iv) The Pooling Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the trust created by the Pooling Agreement is not required to be registered under the Investment Company Act of 1940, as amended;

                 (v) Each of the Class A and Class B-1 Certificates, on the date of original issuance thereof, will be a "mortgage related security" as such term is defined in Section 3(a)(41) of the Exchange Act;

                 (vi) The Registration Statement (which for purposes of such opinion shall not be deemed to include any exhibits filed therewith or any documents incorporated therein by reference) has become effective under the Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued; and

                 (vii) The statements (A) under the headings (1) "SUMMARY OF PROSPECTUS--ERISA LIMITATIONS" and "--TAX STATUS," (2) "FEDERAL INCOME TAX CONSEQUENCES" and (3) "ERISA CONSIDERATIONS" in the Basic Prospectus and (B) under the headings (1) "SUMMARY OF TERMS--Federal Income Tax Consequences" and "--ERISA Considerations," (2) "RISK FACTORS--Tax Consequences of Residual

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          Certificate," (3) "FEDERAL INCOME TAX CONSEQUENCES" and (4) "ERISA
          CONSIDERATIONS" in the Prospectus Supplement, insofar as such statements purport to summarize matters of federal law or legal conclusions with respect thereto, have been reviewed by us and are correct in all material respects.

          (i) The Underwriter shall have received copies of any opinions of counsel for the Company that the Company is required to deliver to any Rating Agency. Any such opinions shall be dated the Closing Date and addressed to the Underwriter or accompanied by reliance letters addressed to the Underwriter.

          (j) The Underwriter shall have received from Cadwalader, Wickersham & Taft, special counsel for the Underwriter, a letter dated the Closing Date with respect to the Final Prospectus, substantially to the effect that nothing has come to such counsel's attention in the course of its review of the Final Prospectus which causes it to believe that the Final Prospectus, as of the date of the Prospectus Supplement or the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need not express any view as to any information incorporated by reference in the Final Prospectus or as to the adequacy or accuracy of the financial, numerical, statistical or quantitative information included in the Final Prospectus.

          (k) The Underwriter shall have received an opinion of reasonably acceptable counsel to the Trustee, dated the Closing Date, in form and substance satisfactory to the Underwriter and its counsel, to the effect that:

                 (i) The Trustee has been duly incorporated and is validly existing and in good standing as a national banking association under the laws of the United States of America;

                 (ii) The Trustee has full power and authority to execute, deliver and perform its duties under the Pooling Agreement and has duly executed and delivered the Pooling Agreement and, assuming due authorization, execution and delivery thereof by the other parties thereto, the Pooling Agreement constitutes the legal, valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally;

                 (iii) The Certificates have been duly executed, authenticated and delivered by the Trustee;

                 (iv) No approval, authorization or other action by, or filing with, any governmental authority of the United States of America having jurisdiction over the trust powers of the Trustee is required in connection with the execution and delivery by the Trustee of the Pooling Agreement or the performance by the

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          Trustee of its duties thereunder except such as have been obtained, taken or made; and

                 (v) The Trustee has the power to perform its duties pursuant to the Pooling Agreement to act as successor servicer, including the making of Advances as described in the Pooling Agreement.

          (l) On or before the Closing Date, the Underwriter shall have received evidence satisfactory to it that each class of Offered Certificates has been given the ratings set forth on Schedule I hereto.

          (m) At the Closing Date, the Certificates and the Pooling Agreement will conform in all material respects to the descriptions thereof contained in the Final Prospectus.

          (n) The Underwriter shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement or the Final Prospectus or any amendment or supplement thereto contains an untrue statement of a fact or omits to state a fact which, in the opinion of counsel to the Underwriter, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

          (o) All corporate proceedings and other legal matters relating to the authorization, form and validity of this Agreement, the Pooling Agreement, the Mortgage Loan Purchase Agreement, the Certificates, the Registration Statement and the Final Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby, shall be reasonably satisfactory in all respects to counsel for the Underwriter, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

          (p)    The Underwriter shall have received an opinion of counsel for
         ,      which may be an opinion of in-house counsel to        , to the
     effect that:

                 (i)         is a      , duly incorporated, validly existing and
          in good standing under the laws of the State of     ;

                 (ii) has the requisite corporate power and authority to execute, deliver and perform its obligations under the Mortgage Loan Purchase Agreement;

                 (iii)  The execution and delivery by        of,     and     the
          performance of     under, the Mortgage Loan Purchase Agreement have
          been duly authorized by all necessary corporate action of      ;

                 (iv)   The Mortgage Loan Purchase Agreement has been duly
          executed and delivered by     ;

                 (v) To the best of such counsel's knowledge and information, the execution and delivery of the Mortgage Loan Purchase Agreement and the consummation of the transactions contemplated therein will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon
          any property or assets of     pursuant to any material contract,
          indenture, mortgage, loan agreement, note, lease or other instrument, agreement or document to which is a party or by which it may be bound
          or to which any of the property or assets of        is        subject,
          nor will such action result in any violation of the provisions of the
          charter or by-laws of     , or any law, administrative regulation or
          administrative or court decree applicable to            ; and

                 (vi) To the best of such counsel's knowledge, there are no actions, proceedings or investigations pending or threatened before any court, administrative agency or other tribunal (a) asserting the invalidity of the Mortgage Loan Purchase Agreement or (b) seeking to prevent the consummation of any of the transactions contemplated by the Mortgage Loan Purchase Agreement, which might materially and
          adversely affect the performance by        of        its obligations
          under, or the validity or enforceability of, the Mortgage Loan Purchase Agreement.

     The Company will provide or cause to be provided to the Underwriter such conformed copies of such opinions, certificates, letters and documents as the Underwriter may reasonably request.

     All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

     If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 7.

     SECTION 7. Reimbursement of the Underwriter's Expenses. If the sale of the Offered Certificates provided for herein is not consummated because any condition to the obligations of the Underwriter set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriter, the Company will reimburse the Underwriter upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by it in connection with the proposed purchase and sale of the Offered Certificates.

     SECTION 8.  Indemnification and Contribution.

          (a) The Company agrees to indemnify and hold harmless the Underwriter and the Servicer and any person who controls the Underwriter or the Servicer within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, to which they may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Offered Certificates as originally filed or in any amendment thereof, or in the Basic Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse the Underwriter and the Servicer and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made (A) therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter or the Servicer specifically for use in connection with the preparation thereof or (B) in any Current Report or any amendment or supplement thereof, and (ii) such indemnity with respect to the Prospectus shall not inure to the benefit of the Underwriter (or any person controlling the Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Offered Certificates which are the subject thereof if such person did not receive a copy of the Final Prospectus (or the Final Prospectus as amended or supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such Offered Certificates to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in the Basic Prospectus was corrected in the Final Prospectus (or the Final Prospectus as amended or supplemented). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement and the Servicer and each person who controls the Company or the Servicer within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriter and the Servicer, but only with reference to (A) written information relating to the Underwriter furnished to the Company by or on behalf of the Underwriter specifically for use in the preparation of the documents referred to in the foregoing indemnity, or (B) any Computational Materials, Collateral Term Sheets or ABS Term Sheets furnished to the Company by the Underwriter pursuant to Section 11 and incorporated by reference in the Registration Statement or the Final Prospectus; except that no such indemnity shall be available for any losses, claims, damages or liabilities, or actions in respect thereof resulting from any error in the information concerning the Mortgage Loans (a "Collateral Error") furnished by the Servicer to the Underwriter in writing or by electronic transmission that was used in the preparation of any Computational Materials, Collateral Term Sheets or ABS Term Sheets included in any Current Report (or amendment or supplement thereof), other than a Collateral Error as to which, prior to the time of confirmation of the sale of the Offered Certificates to the person asserting a claim, the

     Servicer notified the Underwriter in writing of the Collateral Error or provided in written or electronic form information superseding or correcting such Collateral Error (in any such case, a "Corrected Collateral Error"), and the Underwriter failed to notify such person thereof or to deliver such person corrected Computational Materials, Collateral Term Sheets and/or ABS Term Sheets, as applicable. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have. The Company and the Servicer acknowledge that the statements set forth in the Prospectus Supplement in the first sentence of the last paragraph on the cover page, in the first sentence under the subheading "Risk Factors--Limited Liquidity" and in the second, third and fifth paragraphs under the heading "Method of Distribution" constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in the documents referred to in the foregoing indemnity (other than any Computational Materials, Collateral Term Sheets or ABS Term Sheets furnished to the Company by the Underwriter).

          (c) The Servicer agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, the Underwriter and each person who controls the Company or the Underwriter within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriter and the Servicer, but only with reference to (A) written information relating to the Servicer or the Mortgage Loans furnished to the Company by or on behalf of the Servicer specifically for use in the preparation of the documents referred to in the foregoing indemnity and (B) any Collateral Error with respect to the Mortgage Loans, other than a Corrected Collateral Error. The Company and the Underwriter acknowledge that the statements set forth under the headings "The Mortgage Pool," "Bank of America, N.A." and "Servicing of Mortgage Loans" in the Prospectus Supplement constitute the only information furnished in writing by or on behalf of the Servicer for inclusion in the documents referred to in the foregoing indemnity.

          (d)    Promptly after receipt by an indemnified party under this
     Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Underwriter in the case of subparagraphs (a) or (c), representing the indemnified parties under subparagraphs (a) or (c) who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

          (e) To provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraphs (a), (b) or (c) of this Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company, the Underwriter or the Servicer on the grounds of policy or otherwise, the Company, the Underwriter, or the Servicer shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company, the Underwriter or the Servicer may be subject, as follows:

                 (i) in the case of any losses, claims, damages and liabilities (or actions in respect thereof) which do not arise out of or are not based upon any untrue statement or omission of a material fact in any Computational Materials, Collateral Term Sheets or ABS Term Sheets, in such proportion as is appropriate to reflect the relative benefit received by each of the Company, the Underwriter and the Servicer; and

                 (ii) in the case of any losses, claims, damages and liabilities (or actions in respect thereof) which arise out of or are based upon any untrue statement or omission of a material fact in any Computational Materials, Collateral Term Sheets or ABS Term Sheets, in such proportion as is appropriate to reflect the relative fault of the Company, the Underwriter and the Servicer in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact in such Computational Materials, Collateral Term Sheets or ABS Term Sheets results from information prepared by the Company, the Underwriter or the Servicer and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     Notwithstanding anything to the contrary in this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls the Underwriter within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as the Underwriter, each person who controls the Servicer within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as the Servicer and each person who controls the

Company within the meaning of either the Act or the Exchange Act, and each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the preceding sentence of this paragraph (e). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (e), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph
(e).

     SECTION 9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, the Servicer and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, the Servicer or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Offered Certificates. The provisions of Sections 7 and 8 hereof and this Section 9 shall survive the termination or cancellation of this Agreement.

     SECTION 10. Effectiveness of Agreement and Termination. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     This Agreement shall be subject to termination in the absolute discretion of the Underwriter, by notice given to the Company prior to delivery of and payment for the Offered Certificates, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared by federal authorities or (iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Underwriter, impracticable to market the Offered Certificates.

     SECTION 11. Computational Materials and ABS Term Sheets.

     (a) Not later than 10:30 a.m., Eastern time, on a date no later than four business days before delivery of the Final Prospectus to the Underwriter, the Underwriter shall deliver to the Company five complete copies of all materials provided by the Underwriter to prospective investors in the Offered Certificates which constitute either (i) "Computational Materials" within the meaning of the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation and the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the "Kidder Letters") or (ii) "ABS Term Sheets" within the meaning of the no-action letter dated February 17, 1995 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (the "PSA Letter" and together with the Kidder Letters, the "No-Action Letters"), if the filing of such materials with the Commission is a condition of the relief granted in such letters. In the case of any such materials that constitute "Collateral Term Sheets" within the meaning of the PSA Letter, if such Collateral Term Sheets have not previously been delivered to the Company as contemplated by Section 11(b)(i) below, five complete copies of such Collateral Term Sheets shall be delivered by the Underwriter to the Company no later than 10:30 a.m., Eastern time, on the first business day following the date on which such Collateral Term Sheets were initially provided to a potential investor. Each delivery of Computational Materials, Collateral Term Sheets and/or ABS Term Sheets to the Company pursuant to this paragraph (a) shall be effected by delivering four copies of such materials to counsel for the Company on behalf of the Company and one copy of such materials to the Company at the address specified in Section 12 hereof.

     (b) The Underwriter represents and warrants to and agrees with the Company, as of the date hereof and as of the Closing Date, that:

          (i) if the Underwriter has provided any Collateral Term Sheets to potential investors in the Offered Certificates prior to the date hereof and if the filing of such materials with the Commission is a condition of the relief granted in the PSA Letter, then in each such case the Underwriter delivered four copies of such materials to counsel for the Company on behalf of the Company and one copy of such materials to the Company at the address specified in Section 12 hereof no later than 10:30 a.m., Eastern time, on the first business day following the date on which such materials were initially provided to a potential investor;

          (ii) the Computational Materials (either in original, aggregated or consolidated form), Collateral Term Sheets and ABS Term Sheets furnished to the Company pursuant to Section 11(a) or as contemplated in Section 11(b)(i) constitute all of the materials furnished to prospective investors by the Underwriter (whether in written, electronic or other format) prior to the time of delivery thereof to the Company with respect to the Offered Certificates in accordance with the No-Action Letters, and such Computational Materials, Collateral Term Sheets and ABS Term Sheets comply with the requirements of the No-Action Letters;

          (iii) except as resulting directly from any Collateral Error, on the respective dates any such Computational Materials, Collateral Term Sheets and/or ABS Term Sheets with respect to the Offered Certificates were last furnished to each prospective investor and on the date of delivery thereof to the Company pursuant to this Section 11 and on the Closing Date, such Computational Materials, Collateral Term Sheets and/or ABS Term Sheets did not and will not include any untrue statement of a material fact, or, when read in conjunction with the Final Prospectus, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

          (iv) all Computational Materials, Collateral Term Sheets and ABS Term Sheets contained and will contain a legend, prominently displayed on the first page thereof, to the effect that the Company has not prepared, reviewed or participated in the preparation of such Computational Materials, Collateral Term Sheets or ABS Term Sheets, is not responsible for the accuracy thereof and has not authorized the dissemination thereof;

          (v) all Collateral Term Sheets with respect to the Offered Certificates furnished to potential investors contained and will contain a legend, prominently displayed on the first page thereof, indicating that the information contained therein will be superseded by the description of the Mortgage Loans contained in the Final Prospectus and, except in the case of the initial Collateral Term Sheet, that such information supersedes the information in all prior Collateral Term Sheets; and

          (vi) on and after the date hereof, the Underwriter shall not deliver or authorize the delivery of any Computational Materials, Collateral Term Sheets, ABS Term Sheets or other materials relating to the Offered Certificates (whether in written, electronic or other format) to any potential investor unless such potential investor has received a Final Prospectus prior to or at the same time as the delivery of such Computational Materials, Collateral Term Sheets, ABS Term Sheets or other materials.

Notwithstanding the foregoing, the Underwriter makes no representation or warranty as to whether any Computational Materials, Collateral Term Sheets or ABS Term Sheets included or will include any untrue statement resulting directly from any Collateral Error (except any Corrected Collateral Error, with respect to materials prepared after the receipt by the Underwriter from the Company or the Servicer of notice of such Corrected Collateral Error or materials superseding or correcting such Corrected Collateral Error).

     (c) The Underwriter acknowledges and agrees that the Company has not authorized and will not authorize the distribution of any Computational Materials, Collateral Term Sheets or ABS Term Sheets to any prospective investor, and agrees that any Computational Materials, Collateral Term Sheets or ABS Term Sheets with respect to the Offered Certificates furnished to prospective investors shall include a disclaimer as contemplated in paragraph
(b)(v) above. The Underwriter agrees that it will not represent to investors that any Computational Materials, Collateral Term Sheets and/or ABS Term Sheets were prepared or disseminated on behalf of the Company.

     (d) If, at any time when a prospectus relating to the Offered Certificates is required to be delivered under the Act, it shall be necessary to amend or supplement the Final Prospectus as a result of an untrue statement of a material fact contained in any Computational Materials, Collateral Term Sheets or ABS Term Sheets provided by the Underwriter pursuant to this Section 11 or the omission to state therein a material fact required, when considered in conjunction with the Final Prospectus, to be stated therein or necessary to make the statements therein, when read in conjunction with the Final Prospectus, not misleading, or if it shall be necessary to amend or supplement any Current Report to comply with the Act or the rules thereunder, the Underwriter, at its expense, promptly will prepare and furnish to the Company for filing with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. The Underwriter represents and warrants to the Company, as of the date of delivery of such amendment or supplement to the Company, that such amendment or supplement will not include any untrue statement of a material fact or, when read in conjunction with the Final Prospectus, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company shall have no obligation to file such amendment or supplement if the Company determines that (i) such amendment or supplement contains any untrue statement of a material fact or, when read in conjunction with the Final Prospectus, omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood, however, that the Company shall have no obligation to review or pass upon the accuracy or adequacy of, or to correct, any such amendment or supplement provided by the Underwriter to the Company pursuant to this paragraph (d) or (ii) such filing is not required under the Act.

     (e) The Underwriter (at its own expense) further agrees to provide to the Company any accountants' letters obtained relating to the Computational Materials, Collateral Term Sheets and/or ABS Term Sheets, which accountants' letters shall be addressed to the Company or shall state that the Company may rely thereon; provided that the Underwriter shall have no obligation to procure such letter.

     SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notice to the Underwriter shall be directed to Banc of America Securities LLC, Bank of America Corporate Center, 100 North Tryon Street, NC1-007-11-07, Charlotte, North Carolina 28255,
Attention: ; notices to the Company shall be directed to it at BA Residential Securities, Inc., 201 North Tryon Street, Charlotte, North Carolina 28255,
Attention: Associate General Counsel, with a copy to the Treasurer; and notices to the Servicer shall be directed to Bank of America, N.A., Bank of America Corporate Center, 101 South Tryon Street, Charlotte, North Carolina 28255, Attn:
Associate General Counsel, with a copy to the Treasurer.

     SECTION 13. Parties. This Agreement shall inure to the benefit of and be binding upon the Company, the Underwriter, the Servicer, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Offered Certificates from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 14. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW (BUT WITH REFERENCE TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH BY ITS TERMS APPLIES TO THIS AGREEMENT).

     SECTION 15. Miscellaneous.

     (a) This Agreement supersedes all prior or contemporaneous agreements and understandings relating to the subject matter hereof.

     (b) Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought.

     (c) This Agreement may be signed in any number of counterparts each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

     (d) The headings of the Sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

     If the foregoing is in accordance with your understanding of our agreement, please sign this Agreement and return it to us.

                                              Very truly yours,

                                              BA RESIDENTIAL SECURITIES, INC.

                                              By:
                                                  ---------------------------
                                                  Name:
                                                  Title:

The foregoing Agreement is hereby
confirmed and accepted as of the
date first written above.

BANC OF AMERICA SECURITIES LLC

By:
    ---------------------------
    Name:
    Title:

Solely for purposes of Sections 8 and 9:

BANK OF AMERICA, N.A.

By:
    ---------------------------
    Name:
    Title:

                                   SCHEDULE I

Offered Certificates: Mortgage Pass Through Certificates, Series 200 - , Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-R, Class A-LR, Class A-WIO, Class B-1, Class B-2 and Class B-3.

Registration Statement File Number: 333-             .

Initial Principal Amount of Offered Certificates:

                                               Initial Class
            Class                           Certificate Balance
     -------------------                --------------------------
           Class A-1                        $
           Class A-2                        $
           Class A-3                        $
           Class A-4                        $
           Class A-5                                         (1)
           Class A-6                        $
           Class A-R                        $
           Class A-LR                       $
           Class B-1                        $
           Class B-2                        $
           Class B-3                        $

(1) The Class A-5 Certificates are Interest Only Certificates and have no Class Certificate Balance.

Purchase Price:                    $

Classes of Book-Entry
Certificates:                      Class A-1, Class A-2, Class A-3, Class A-4,
                                   Class A-5, Class A-6, Class A-PO, Class B-1,
                                   Class B-2 and Class B-3.

Description of Mortgage Loans:     Fixed rate, first mortgage loans having an
                                   aggregate principal balance as of the Cut-Off
                                   Date of $          . The Mortgage Loans are
                                   fixed interest rate mortgage loans secured by one- to four-family residential properties.

Denominations:                     The Offered Certificates listed above under
                                   Book-Entry Certificates will be issued in
                                   book-entry form. Each such Class of
                                   Certificates will be evidenced by one or more
                                   certificates registered in the name of Cede &
                                   Co. ("Cede") in the aggregate amount equal to
                                   the Initial Class Certificate Balance of such
                                   Class. Interests in such Classes of Offered
                                   Certificates issued in the name of Cede
                                   (except the Class B-1, Class B-2 and Class
                                   B-3 Certificates) may be purchased by
                                   investors in minimum denominations of $     .
                                   and integral multiples of $     . Interests
                                   in the Class A-PO, Class B-1, Class B-2 and
                                   Class B-3 Certificates may be purchased in
                                   minimum denominations of $ and integral
                                   multiples of $     . The Class A-R and Class
                                   A-LR Certificate will be issued as a single
                                   certificate in a denomination of $     .

Cut-Off Date:                             , 200 .

Pass-Through Rate:

            Class                                  Rate
        -------------                      --------------------
          Class A-1                          6.750% per annum
          Class A-2                          6.750% per annum
          Class A-3                          6.250% per annum
          Class A-4                                (1)
          Class A-5                                (2)
          Class A-6                          6.750% per annum
          Class A-R                          6.750% per annum
          Class A-LR                         6.750% per annum
          Class A-WIO                              (3)
          Class A-PO                               (4)
          Class B-1                          6.750% per annum
          Class B-2                          6.750% per annum
          Class B-3                          6.750% per annum

(1) During the initial Interest Accrual Period, interest will accrue on the Class A-4 Certificates at a rate of 2.410% per annum. During each Interest Accrual Period thereafter, interest will accrue on the Class A-4 Certificates at a per annum rate equal to (i) 0.550% plus (ii) LIBOR, subject to a minimum rate of 0.550% and a maximum rate of 8.500%.
(2) During the initial Interest Accrual Period, interest will accrue on the Class A-5 Certificates at a rate of 6.090% per annum. During each Interest Accrual Period thereafter, interest will accrue on the Class A-5 Certificates at a per annum rate equal to (i) 7.950% minus (ii) LIBOR, subject to a minimum rate of 0.000% and a maximum rate of 8.050%.
(3) The Class A-WIO Certificates are Interest Only Certificates and will not be entitled to distributions in respect of principal. The Class A-WIO Certificates will accrue interest on a Notional Amount at a per annum rate equal to (i) the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans in such Certificate's Loan Group minus (ii) 6.750%.
(4) The Class A-PO Certificates are principal-only certificates and will not be entitled to distributions in respect of interest.

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

Certificate Ratings:

Class          S&P             Moody's
-----          ---             -------
A-1            AAA             Aaa
A-2            AAA             Aaa
A-3            AAA             Aaa
A-4            AAA             Aaa
A-5            AAA             Aaa
A-6            AAA             Aaa
A-PO           AAA             Aaa
A-WIO          AAA             Aaa
A-R            AAA             None
A-LR           AAA             None
B-1            None            None
B-2            None            None
B-3            None            None

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